UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 19, 2018
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MAXWELL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
3888 Calle Fortunada
San Diego, California 92123
(Addresses of principal executive offices, including zip code)
(858) 503-3300
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.01.    Completion of Acquisition or Disposition of Assets.
On December 19, 2018, Maxwell Technologies, Inc., a Delaware corporation (the “Company”), completed its previously announced sale of its wholly-owned subsidiary, Maxwell Technologies SA, and its high voltage capacitor product line to RN C Holding SA, a special purpose holding entity and affiliate of Renaissance Investment Foundation (“Renaissance) pursuant to a Share Purchase Agreement dated December 19, 2018 (the “Share Purchase Agreement”). The transaction closed with the signing of the Share Purchase Agreement on December 19, 2018.
The foregoing description of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to a copy of the Share Purchase Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 19, 2018, and is incorporated by reference herein.
Item 9.01.     Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.
An unaudited pro forma condensed consolidated balance sheet of the registrant as of September 30, 2018 giving effect to the transaction as if it had occurred as of that date, and unaudited pro forma condensed consolidated statements of operations of the registrant for the years ended December 31, 2016 and 2017, and the nine months ended September 30, 2018, giving effect to the transaction as if it had occurred on January 1, 2016, are attached to this report as Exhibit 99.1.

(d)	Exhibits.

Exhibit No.	Description

99.1	Pro Forma Financial Information

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ David Lyle
David Lyle
Senior Vice President, Chief Financial Officer, Treasurer and Secretary
December 26, 2018